NEWS RELEASE
TSX: SCY
September 12, 2017
NR 17-6
www.scandiummining.com

SCY SHAREHOLDERS APPROVE SHARE EXCHANGE AGREEMENT BETWEEN SCY AND SIL

Reno, Nevada, September 12, 2017 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce that it has received shareholder approval to the share exchange with Scandium Investments LLC (SIL). Pursuant to the transaction SIL will sell its 20% interest in EMC Australia to the Company in exchange for common shares of the Company. Please refer to the Company’s June 15, 2017 news release for further information on the transaction. Timing on the completion of the transaction has been extended by the parties, in order to complete all required documentation. Closing of the transaction is now expected to occur on or before November 30, 2017, and otherwise in accordance with the share exchange agreement dated June 30, 2017, as amended.

The Company will issue a further news release once the transaction has closed.

For inquiries to Scandium International Mining Corp, please contact:

George Putnam, President and CEO
Tel: 925-208-1775
Email: info@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to statements regarding any future development of the project. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to uncertainty regarding closing of transactions and that closing conditions will be met in a timely manner or at all. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.